UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2014, Salix Pharmaceuticals, Inc. (“Salix”), Santarus, Inc. (“Santarus”), The Curators of the University of Missouri (“Missouri”), and Par Pharmaceutical, Inc. (“Par”) entered into a Settlement Agreement (the “Settlement Agreement”) settling their respective claims in the cases captioned Santarus, Inc. et al. v. Par Pharmaceutical, Inc., (the “Zegerid Patent Litigation”). The Zegerid Patent Litigation consists of civil actions for infringement of patents covering certain Zegerid® products brought by Missouri and Santarus against Par in the U.S. District Court for the District of Delaware. This action is described in further detail in Part II, Item 1 of the Quarterly Report on Form 10-Q for Salix Pharmaceuticals, Ltd. (“Salix Ltd.”) for the quarter ended June 30, 2014, filed with the U.S. Securities and Exchange Commission on August 8, 2014.

Under the Settlement Agreement, Par agreed not to initiate or assist in any future challenge to the validity or enforceability of U.S. Patent Nos. 6,780,882 (the “‘882 Patent”) and 7,399,772 (the “‘772 Patent”), which are owned by Missouri and licensed exclusively to Santarus. Additionally, Par agreed that it will not sell or otherwise commercialize generic versions of Zegerid capsules or Zegerid powder during the term of the ‘882 Patent and the ‘772 Patent. As part of the Settlement Agreement, the parties have agreed, effective on the date of the filing of the Stipulation of Dismissal by Par, to release all claims asserted against one another in the Zegerid Patent Litigation or arising from Par’s sales of generic versions of Zegerid capsules or Zegerid powder; however, Salix, Santarus and Missouri are not precluded from asserting the validity, enforceability or infringement of the ‘882 Patent or the ‘772 Patent in any future litigation concerning a generic version of a product other than Par’s generic version of Zegerid capsules.

Within five business days after the effective date of the Settlement Agreement, Par will make a one-time payment of $100 million to an escrow account approved by Santarus and Missouri, and these funds will be released and allocated between Santarus and Missouri pursuant to terms of the Exclusive License Agreement between Santarus and Missouri, dated January 26, 2001, as amended. Santarus and Missouri will promptly notify Par in writing upon confirmation that the payment has been received in the escrow account, and upon Par’s receipt of such written confirmation Par may file a Stipulation of Dismissal with the U.S. District Court for the District of Delaware to dismiss with prejudice all claims asserted in the Zegerid Patent Litigation.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as exhibit 10.1 to this current report on Form 8-K and which is incorporated herein by reference.

Item 8.01. Other Events.

On September 18, 2014, Salix Ltd. announced that the Food and Drug Administration (“FDA”) considers its August 29, 2014 resubmission of its supplemental New Drug Application for Xifaxan®550 mg tablets for the proposed indication of the treatment of irritable bowel syndrome with diarrhea to be complete. The resubmission is considered a class 2 response to the FDA’s March 7, 2011 action letter and has been assigned a user fee goal date of February 28, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated September 22, 2014.

99.1	Press release, dated September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ Timothy J. Creech
Timothy J. Creech
Senior Vice President, Finance and Administrative Services

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated September 22, 2014.

99.1	Press release, dated September 18, 2014.